                                                                Exhibit 8.2
                                                                -----------



                                 _______, 1999

FutureTense, Inc.
43 Nagog Park
Acton, MA  01720

     Re:  Merger pursuant to Agreement and Plan of Merger among
          Open Market, Inc., OM/SA Acquisition Corporation and FutureTense, Inc.
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for FutureTense, Inc., a Delaware corporation ("Target"), in connection with the preparation and execution of the Agreement and Plan of Merger dated as of July 14, 1999 (the "Agreement") by and among Target, Open Market, Inc., a Delaware corporation ("Parent"), and OM/SA Acquisition Corporation, a Delaware corporation wholly-owned by Parent ("Merger Sub"). Pursuant to the Agreement, Merger Sub will merge with and into Target (the "Merger"), and Target will become a wholly-owned subsidiary of Parent. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Joint Proxy Statement and Prospectus relating to the Agreement. In delivering this opinion, we have reviewed and are relying upon (without any independent investigation or examination thereof) the truth and accuracy, at all relevant times, of the facts, statements, descriptions, covenants, representations and warranties set forth in the Registration Statement, the Agreement (including exhibits), and representations by Target, Parent and Merger Sub, respectively (the "Corporate Representations"). We have assumed that all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents and that the Merger and related transactions will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Agreement and related documents without the waiver or modification of any such terms and conditions.

FutureTense, Inc.
Page 2
          , 1999
----------



     In connection with rendering this opinion, we have also assumed or obtained representations (and are relying thereon, without any independent investigation or examination thereof) that:

     1. Any statement made in any of the documents referred to herein "to the knowledge of" or "to the best of the knowledge of" any person or party or similarly qualified is correct without such qualification;

     2. All facts, statements, descriptions, covenants, representations and warranties contained in any of the documents referred to herein or otherwise made to us (including, without limitation, the aforementioned Corporate Representations) are true and correct in all respects at all relevant times and no actions have been (or will be) taken which are inconsistent with such positions;

     3. As to all matters for which a person or entity has represented that such person or entity is not a party to, does not have or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no such plan, intention, understanding or agreement and such action will not be taken;

     4. At all relevant times, including the Effective Time: (i) no outstanding indebtedness of Parent or Target has or will represent equity for federal income tax purposes; and (ii) no outstanding equity of Parent or Target has or will represent indebtedness for federal income tax purposes;

     5. Target will hold "substantially all" of its and Merger Sub's assets following the Merger, within the meaning of Section 368(a)(2)(E) of the Code; and

     6. The Merger will be reported by Parent and Target on their respective federal income tax returns in a manner consistent with the opinion set forth below.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the following opinions:

     1. For federal income tax purposes, the Merger will qualify as a "reorganization" as defined in Section 368(a) of the Code, and

     2.  The discussion under the section "Material United States Federal
Income Tax Consequences" in the Registration Statement accurately describes the material federal income tax consequences to Target stockholders receiving Parent common stock in the Merger.

     This opinion represents and is based upon our best judgment regarding the application of federal income tax laws including the Code, existing judicial decisions, administrative

FutureTense, Inc.
Page 3
          , 1999
----------



regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion addresses only the specific United States federal income tax consequences of the Merger set forth above and does not address any other federal, state, local or foreign tax consequence that may result from the Merger or any other transaction (including any transaction undertaken in connection
with or in contemplation of the Merger).   In particular, we express no opinion
regarding (i) whether and the extent to which any Target stockholder who has provided or will provide services to Target, Parent or Merger Sub will have compensation income under any provision of the Code; (ii) the effects of any such compensation income, including but not limited to the effect upon the basis and holding period of the Parent common stock received by any such stockholder;
(iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, or the regulations promulgated thereunder; (iv) the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of Target, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the tax consequences of the Merger as applied to specific shareholders of Target or that may be relevant to particular classes of Target shareholders such as dealers in securities, foreign persons and holders of shares acquired upon exercise of stock options or in other compensatory transactions; (vi) the basis of any equity interest in Target acquired by Parent in the Merger; (vii) the tax consequences of any transaction in which a right to acquire Target stock or Parent stock was or will be received, or the effect of the Merger upon such tax consequences; (viii) the tax consequences of the Merger to holders of options, warrants or other rights to acquire Target stock; or (ix) any state, local or foreign tax consequences of the Merger.

     No opinion is expressed as to any transaction other than the Merger as described in the Agreement (whether or not undertaken in connection with or in contemplation of the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof or if any of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we relied (including, without limitation, the aforementioned Corporate Representations) are not true and accurate at all relevant times. In the event any one of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

FutureTense, Inc.
Page 4
          , 1999
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     In rendering this opinion, we have assumed that Hale and Dorr LLP has delivered, and has not withdrawn, an opinion that is substantially similar to this one. This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                    Very truly yours,



                                    TESTA, HURWITZ & THIBEAULT, LLP